EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268205) on Form S-3ASR and registration statements (Nos. 333-266393 and 333-207970) on Form S-8 of our reports dated February 13, 2025, with respect to the consolidated financial statements of Four Corners Property Trust, Inc. and the effectiveness of internal control over financial reporting.

San Francisco, California

February 13, 2025